Exhibit 10.1

AMERICAN FINANCE TRUST, INC.

2018 ADVISOR OMNIBUS INCENTIVE COMPENSATION PLAN

ADVISOR MULTI-YEAR OUTPERFORMANCE AWARD AGREEMENT

This ADVISOR MULTI-YEAR OUTPERFORMANCE AWARD AGREEMENT (this “Agreement”) effective as of July 21, 2021, by and among AMERICAN FINANCE TRUST, INC., a Maryland corporation (the “Company”), its subsidiary AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and AMERICAN FINANCE ADVISORS, LLC, a Delaware limited liability company, the Company’s advisor (the “Advisor”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”), has adopted, and the stockholders of the Company have approved, the 2018 Advisor Omnibus Incentive Compensation Plan (the “Advisor Plan”) to provide incentives to the Advisor and its Affiliates to promote the progress and success of the business of the Company and its Affiliates (including the Partnership), and provide a means through which the Advisor and its Affiliates can acquire and maintain an equity interest in the Company or the Partnership, or be paid incentive compensation measured by reference to the value of the Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders, including by granting to the Advisor and its Affiliates awards of LTIP Units under the Advisor Plan (terms used but not otherwise defined herein shall have the meaning ascribed to them under the Advisor Plan).

WHEREAS, the Advisor provides services to the Company pursuant to the Advisory Agreement.

WHEREAS, the independent members of the Board approved the award of LTIP Units under the Advisor Plan described in this Agreement (the “Award”), which is subject to the terms and conditions set forth herein, in the Partnership Agreement and the Advisor Plan.

NOW, THEREFORE, the Company, the Partnership and the Advisor agree as follows:

1.             Definitions. Capitalized terms used herein but not otherwise defined herein are set forth in Exhibit A or have the meaning ascribed to such terms in the Advisor Plan.

2.             Outperformance Award.

a.                   Grant; Performance Period; Valuation Date. On the date of this Agreement (the “Grant Date”), the Advisor was granted the Award, consisting of the issuance to the Advisor of 8,528,885 LTIP Units (the “Award LTIP Units”), which will be subject to vesting and forfeiture as provided in this Section 2 based on performance during the period (the “Performance Period”) commencing on July 20, 2021 and ending on the earlier of (i) July 20, 2024, (ii) the effective date of any Change of Control and (iii) the effective date of any termination of the Advisor’s service as advisor of the Company (such end date, as applicable, the “Valuation Date”). 4,264,442.5 Award LTIP Units (the “Absolute TSR Award LTIPs”) may vest and be earned based on Absolute TSR during the Performance Period and 4,264,442.5 Award LTIP Units (the “Relative TSR Award LTIPs”) may vest and be earned based on Relative TSR during the Performance Period.

b.                   Determination Date; Outperformance Amounts.

(i)                 Determination Date. On a date as soon as practicable following the Valuation Date (the “Determination Date”), but as of the Valuation Date, the Committee shall determine the number of Award LTIP Units that have vested and been earned as of the Valuation Date based on the Absolute TSR Amount and the Relative TSR Amount, in each case, as defined below and as calculated in accordance with this Section 2(b) by an independent consultant engaged by the Committee and as approved by the Committee in its reasonable and good faith discretion. Notwithstanding the prior sentence, the Committee shall not be required to engage an independent consultant if the Advisor states in writing to the Committee that the Advisor has not earned any of the Award LTIP Units as of the Valuation Date and hereby forfeits any interest in the Award LTIP Units. The Determination Date shall be the Determination Date with respect to the Award LTIP Units for purposes of the Partnership Agreement.

(ii)              Absolute TSR Amount. Subject to the provisions of Sections 2(c) and 2(d) below and the paragraph immediately below the following table, the following table sets forth the cumulative number of Absolute TSR Award LTIPs that shall vest and be earned based on the Absolute TSR as of the Valuation Date (such number of vested and earned Absolute TSR Award LTIPs, the “Absolute TSR Amount”):

Performance Level (% of Absolute TSR Award LTIPs Earned)	Absolute TSR	Absolute TSR Amount (Number of Absolute TSR Award LTIPs Vested and Earned)
Below Threshold (0%)	Less than 18.0%	0
Threshold (25%)	18.0%	1,066,110.625
Target (50%)	24.0%	2,132,221.250
Maximum (100%)	36.0% or higher	4,264,442.500

All Absolute TSR Award LTIPs will be forfeited if the Absolute TSR is less than 18 percent. If the Absolute TSR is more than 18 percent but less than 24 percent, or more than 24 percent but less than 36 percent, in either case, the cumulative number of Absolute TSR Award LTIPs that will vest and be earned will be determined using linear interpolation as between the respective tiers.

(iii)            Relative TSR Amount. Subject to the provisions of Section 2(c) and 2(d) below and the paragraph immediately below the following table, the following table sets forth the cumulative number of Relative TSR Award LTIPs that shall be vested and earned based on Relative TSR as of the Valuation Date (such number of vested and earned Relative TSR Award LTIPs, the “Relative TSR Amount”):

Performance Level (% of Relative TSR Award LTIPs Earned)	Relative TSR Excess	Relative TSR Amount (Number of Relative TSR Award LTIPs Vested and Earned)
Below Threshold (0%)	Less than -600 bps	0
Threshold (25%)	-600 bps	1,066,110.625
Target (50%)	0 bps	2,132,221.250
Maximum (100%)	+600 bps or more	4,264,442.500

All Relative TSR Award LTIPs will be forfeited if the Relative TSR Excess is below -600 bps. If the Relative TSR Excess is more than -600 bps but less than 0 bps, or more than 0 bps but less than +600 bps, in either case, the cumulative number of the Relative TSR Award LTIPs that will vest and be earned will be determined using linear interpolation as between the respective tiers.

c.                   Change of Control. If the Valuation Date is the effective date of a Change of Control, then the calculations contemplated by Section 2(b) shall be made based on actual performance as of (and including) the effective date of such Change of Control; provided, however, that (i) the Absolute TSR Amount shall be determined (without proration) based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 2(b)(ii) above, and as such Absolute TSR hurdles are reduced on a pro rata basis based on the number of Trading Days elapsed in the Performance Period through such effective date of a Change of Control over the number of Trading Days during the period from July 20, 2021 through July 20, 2024, and (ii) the Relative TSR Amount shall be determined (without proration) based on the performance as of (and including) the last Trading Day prior to such date.

d.                   Termination of Advisor.

(i)                 Termination of Advisor for Cause. If the Valuation Date is the effective date of any termination of the Advisor’s service as advisor of the Company for Cause pursuant to and in accordance with the Advisory Agreement, then the calculations contemplated by Section 2(b) shall be made based on actual performance as of (and including) such date of termination; provided, however, that (A) the Absolute TSR Amount shall be (1) determined based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 2(b)(ii) above, and as such Absolute TSR hurdles are reduced on a pro rata basis based on the number of Trading Days elapsed in the Performance Period through the effective date of termination over the number of Trading Days during the period from July 20, 2021 through July 20, 2024, and (2) prorated based on the number of full Trading Days elapsed in the Performance Period through the effective date of termination over the number of Trading Days during the period from July 20, 2021 through July 20, 2024, and (B) the Relative TSR Amount shall be (1) determined based on performance as of (and including) the last Trading Day prior to such date, as measured against the Relative TSR hurdles set forth in Section 2(b)(iii) above (without proration), and (2) prorated based on the number of Trading Days elapsed in the Performance Period through the effective date of termination over the number of Trading Days during the period from July 20, 2021 through July 20, 2024.

(ii)              Termination of Advisor other than for Cause. If the Valuation Date is the effective date of the termination of the Advisor’s service as advisor of the Company for any reason other than for Cause pursuant to and in accordance with the Advisory Agreement, then the calculations contemplated by Section 2(b) shall be made based on actual performance as of (and including) such date of termination; provided, however, that (A) the Absolute TSR Amount shall be determined (without proration) based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 2(b)(ii) above, and as such Absolute TSR hurdles are reduced on a pro rata basis based on the number of Trading Days elapsed in the Performance Period through the effective date of termination over the number of Trading Days during the period from July 20, 2021 through July 20, 2024, and (B) the Relative TSR Amount shall be determined (without proration) based on the performance as of (and including) the last Trading Day prior to such date.

e.                   Vesting. Any Award LTIP Units that are eligible to vest and be earned pursuant to Section 2(b) shall be deemed to be fully vested as of the Valuation Date. Thereafter, subject to and in accordance with the terms of the Partnership Agreement, the Advisor, in its sole discretion, shall be entitled to convert any earned and vested Award LTIP Units into Class A Units (as defined in the Partnership Agreement) (as so converted, the “Award Class A Units”).

f.                    Forfeiture. Any Award LTIP Units that do not become earned and vested pursuant to, and in accordance with, this Section 2 shall automatically and without notice be forfeited on the Determination Date, effective as of the Valuation Date, without payment of any consideration by the Partnership or the Company, and neither the Advisor nor any of its successors, heirs, assigns, members or their respective assigns or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units.

3.             Rights of Advisor. The Advisor shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless the Advisor shall have accepted this Agreement by signing and delivering to the Partnership a copy of this Agreement. Upon acceptance of this Agreement by the Advisor, effective at the Grant Date, the Partnership Agreement shall be amended to reflect the issuance to the Advisor of the Award LTIP Units so accepted. Thereupon, the Advisor shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein, in the Advisor Plan and in the Partnership Agreement. Award LTIP Units constitute and shall be treated for all purposes as the property of the Advisor, subject to the terms of this Agreement, the Advisor Plan and the Partnership Agreement.

4.             Distributions. The holder of Award LTIP Units shall be entitled to receive distributions with respect to the Award LTIP Units as described below and in accordance with the Partnership Agreement. The day following the Valuation Date shall be the LTIP Unit Distribution Participation Date with respect to the Award LTIP Units for purposes of the Partnership Agreement. Pursuant to the Partnership Agreement, and subject in all respects to the terms and conditions set forth therein, including, without limitation, Section 5.01 of the Partnership Agreement, a holder of the Award LTIP Units shall be entitled to distributions per Award LTIP Unit in accordance with Section 5.02(a), Section 5.02(b) or Section 5.06 of the Partnership Agreement, as applicable, subject in each case to Section 5.02(c) of the Partnership Agreement, including for the avoidance of doubt, distributions per Award LTIP Unit as follows: (i) during the Performance Period, as and when distributions are made with respect to Class A Units, distributions in an amount equal to ten percent (10%) of the amount distributable with respect to a Class A Unit; (ii) following the Valuation Date, only with respect to each Award LTIP Unit that has been earned in accordance with Section 2, distributions in the same amount and at the same time as distributions on a Class A Unit; and (iii) promptly after the Determination Date, only with respect to each Award LTIP Unit earned in accordance with Section 2, a priority catch-up distribution in an amount in cash equal to the aggregate amount of cash distributed with respect to a Class A Unit during the Performance Period less the aggregate amount distributed with respect to such Award LTIP Unit during the Performance Period. All distributions paid with respect to Award LTIP Units, both before and after the LTIP Unit Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying Award LTIP Units have been earned in accordance with Section 2.

5.             Restrictions on Transfer. Notwithstanding anything in the Partnership Agreement to the contrary and except as otherwise approved by the Committee in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the Award Class A Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”). Any Transferee approved by the Committee must agree in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement, the Advisor Plan and the Partnership Agreement, and that subsequent transfers shall be prohibited except those in accordance with this Section 5. Additionally, all Transfers of Award LTIP Units or Award Class A Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act), and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Class A Units, the Partnership may require the Advisor to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Class A Units not approved by the Committee or otherwise in accordance with the terms and conditions of this Section 5 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Class A Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Class A Units. Except as provided in this Section 5, this Agreement is personal to the Advisor, is non-assignable and is not transferable in any manner, by operation of law or otherwise.

6.            Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company or the Partnership, (iii) any cash dividend or other distribution to holders of shares of Common Stock or Partnership Units shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Agreement or the Award LTIP Units to avoid distortion in the value of this Award, the Committee shall, taking into account, among other factors, the provisions of the Partnership Agreement, make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Advisor’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards; provided, however any such adjustment shall be subject in all respects to, shall be consistent with and shall not conflict with Section 5.2 or Section 5.3 of the Advisor Plan, the operation of the Conversion Factor (as defined in the Partnership Agreement), any adjustment pursuant to Section 13.01(a) of the Partnership Agreement in connection with an Adjustment Event (as defined in the Partnership Agreement) and other provisions of the Partnership Agreement, as it may be amended from time to time in accordance with its terms, solely in connection with any adjustment or action by the Committee pursuant to this Section 6. All adjustments pursuant to this Section 6 made by the Committee shall be final, binding and conclusive.

7.             Miscellaneous.

a.                   Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification that adversely affects the rights of the Advisor hereunder must be consented to by the Advisor to be effective as against it. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement or to make such changes that do not adversely affect the Advisor’s rights hereunder.

b.                   Legend. The records of the Partnership evidencing the Award LTIP Units and Award Class A Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units and Award Class A Units are subject to restrictions as set forth herein, in the Advisor Plan and in the Partnership Agreement.

c.                   Compliance with Law. Notwithstanding any provision of the Partnership Agreement, the Advisor Plan or this Agreement to the contrary, no Award LTIP Units will become vested and earned, and no dividends or distributions will be paid, at a time that any such action would result in a violation of any applicable securities law.

d.                  Advisor Representations; Registration.

(i)                 The Advisor hereby represents and warrants that: (A) it understands that it is responsible for consulting its own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Advisor is or by reason of this Award may become subject, to its particular situation; (B) the Advisor has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective Affiliates, employees, agents, consultants or advisors, in their capacity as such; (C) the Advisor provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Advisor believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Award LTIP Units are subject to substantial risks; (E) the Advisor has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Advisor has been afforded the opportunity to obtain such additional information as it deemed necessary before accepting this Award; and (G) the Advisor has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

(ii)              The Advisor hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award Class A Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales and other Transfers of Award LTIP Units and Award Class A Units are subject to restrictions under the Securities Act and applicable state securities laws and the Partnership Agreement; and (C) because of the restrictions on Transfer of Award LTIP Units and Award Class A Units set forth in the Partnership Agreement and in this Agreement, the Advisor may have to bear the economic risk of its ownership of the Award LTIP Units and Award Class A Units covered by this Award for an indefinite period of time.

e.                   Incorporation of Advisor Plan. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Advisor Plan and the Partnership Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Advisor Plan or the Partnership Agreement, except as otherwise expressly set forth in this Agreement, the terms and conditions of the Advisor Plan or the Partnership Agreement, as applicable, shall control.

f.                    Interpretation by Committee. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, the Advisor Plan and the Partnership Agreement, as the Committee deems appropriate.

g.                   Section 83(b) Election. In connection with the issuance of LTIP Units pursuant to this Agreement, and as a condition of such issuance, the Advisor shall timely elect to include in gross income for the year in which the Grant Date occurs the applicable Award LTIP Units pursuant to an election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit B. The Advisor agrees to file such election (or to permit the Partnership to file such election on the Advisor’s behalf) within thirty (30) days after the Grant Date with the IRS Service Center where the Advisor files its personal income tax returns, provide a copy of such election to the Partnership and the Company.

h.                  Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

i.                    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.

j.                    No Obligation to Continue Service as a Consultant or Advisor. Neither the Company nor any Affiliate (including the Partnership) is obligated solely by, or solely as a result of, this Agreement to continue to have the Advisor as a consultant, advisor or other service provider and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the Advisor’s service relationship in accordance with the Advisory Agreement.

k.                   Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 650 Fifth Avenue, 30th Floor, New York, New York, 10019, and any notice to be given the Advisor shall be addressed to the Advisor at the Advisor’s address as it appears on the records of the Company, or at such other address as the Company or the Advisor may hereafter designate in writing to the other.

l.                    Withholding and Taxes. The Advisor shall be solely responsible for all federal, state, local, foreign, or other taxes or any taxes under the Federal Insurance Contributions Act with respect to this Award. Notwithstanding the foregoing, if at any time the Company or Partnership are required to withhold any such taxes, the Advisor shall make arrangements satisfactory to the Committee regarding the payment of any federal, state, local, foreign or other taxes required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Advisor with respect to this Award (including, with respect to distributions in respect of the Award LTIP Units). So long as the Advisor holds any Award LTIP Units, the Advisor shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

m.                  Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

n.                   Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

o.                   Successors and Transferees. Notwithstanding anything to the contrary in the Partnership Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to or Transferees of the Company and the Partnership, on the one hand, and any successors to or Transferees of the Advisor, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to Transfer by the Advisor.

p.                   Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. The Award and all Award LTIP Units under this Agreement are intended to be exempt from, or comply with, Section 409A of the Code and shall be interpreted in accordance with such intent. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Advisor and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code. Notwithstanding anything contained herein, the Company and the Partnership make no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A and in no event shall the Company or the Partnership, or any of their respective directors, officers, employees, consultants or advisors, be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by or imposed upon the Advisor or any transferee thereof for failure to comply with, or satisfy an exemption from, Section 409A of the Code.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil Jr.
	Name:	Edward M. Weil Jr.
	Title:	Chief Executive Officer

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By: American Finance Trust, Inc., its general partner

By:	/s/ Edward M. Weil Jr.
	Name:	Edward M. Weil Jr.
	Title:	Chief Executive Officer

AMERICAN FINANCE ADVISORS, LLC

By: AMERICAN FINANCE SPECIAL LIMITED PARTNER, LLC, its member

By: AR GLOBAL INVESTMENTS, LLC, its member

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

[Signature Page to 2018 Advisor Omnibus Incentive Compensation Plan – Advisor Multi-Year Outperformance Award Agreement]

EXHIBIT A

DEFINITIONS

“Absolute TSR” means the Company’s Total Shareholder Return.

“bps” means basis points.

“Cause” has the meaning set forth in the Advisory Agreement.

“Class A Unit” has the meaning set forth in the Partnership Agreement.

“Common Stock” means the class of common stock of the Company, $0.01 par value per share, designated as “Class A Common Stock.”

“Common Stock Price” means as of any date, the average of the Fair Market Value of one share of Common Stock (or, as applicable, one share of common stock of a Peer Group Company) over the ten (10) consecutive Trading Days ending on, and including, such date (or, if such date is not a Trading Day, the most recent Trading Day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Initial Share Price” means (a) with respect to the Company, $8.4419, the average Common Stock Price over the ten (10) consecutive Trading Days immediately prior to July 20, 2021 and (b) with respect to each Peer Group Company, the closing price of one share of such Peer Group Company’s common stock on July 19, 2021.

“Peer Group Companies” means Broadstone Net Lease, Inc., Office Properties Income Trust, RPT Realty and Spirit Realty Capital, Inc.; provided that if the common stock of any of entities included in the definition of Peer Group Companies ceases to be listed on a national securities exchange at any time during the Performance Period for any reason, then the entity shall be excluded from the Peer Group.

“Peer Group TSR” means the average unweighted cumulative Total Shareholder Return of the Peer Group Companies for the Performance Period.

“Relative TSR” means the Company’s Total Shareholder Return relative to the average unweighted cumulative Total Shareholder Return of the Peer Group Companies.

“Relative TSR Excess” means an amount, expressed in terms of bps, whether positive or negative, by which the Company’s Absolute TSR as of the Valuation Date exceeds the Peer Group TSR as of the Valuation Date.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

Exhibit A-1

“Total Shareholder Return” means, for each of the Company and the Peer Group Companies, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a holder who (a) bought one share of common stock of such company at the Initial Share Price on July 20, 2021, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares of common stock at a price per share equal to (i) the Fair Market Value on the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the Common Stock Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transactional Change of Control” means (i) a Change of Control described in clause (a) of the definition thereof where the “person” makes a tender offer for Common Stock, (ii) a Change of Control described in clause (b) of the definition thereof where the Company is not the surviving entity, or (iii) a Change of Control described in clause (c) of the definition thereof.

“Transferee” shall mean the transferee in any Transfers of Award LTIP Units or Award Class A Units approved by the Committee pursuant to Section 5 hereof.

Exhibit A-2

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERN REVENUE CODE

The undersigned Taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name: American Finance Advisors, LLC (the “Taxpayer”)

Address:

___________________

Taxpayer Identification No.: ____-____-____

2.	Description of property with respect to which the election is being made: 8,528,885 LTIP Units in American Finance Operating Partnership, L.P. (the “Partnership”).

3.	The date on which the property was transferred is July 21, 2021. The taxable year to which this election relates is calendar year 2021.

4.	Nature of restrictions to which the property is subject: With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership. The LTIP Units are subject to performance-based vesting conditions related to the performance of American Finance Trust, Inc. (including the distributions made by it to its stockholders). The unvested LTIP Units are subject to forfeiture if such conditions are not met.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was $0.

6.	The amount paid by the Taxpayer for the property was $0.

7.	A copy of this statement has been furnished to the Partnership and American Finance Trust, Inc.

AMERICAN FINANCE ADVISORS, LLC

Dated:	Signed:
By:
Name:
Title:

Exhibit B-1